                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed By the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement         [ ] Confidential, for use of the
[X] Definitive proxy statement              Commission only (as permitted by
[ ] Definitive other materials              Rule 14a-6(e)(2))
[ ] Soliciting material under Rule 14a-12

                       PARK MERIDIAN FINANCIAL CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

              -----------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)       Title of each class of securities to which transaction applies:

    2)       Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

    4)       Proposed maximum aggregate value of transaction:

    5)       Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

    1)       Amount Previously Paid:

    2)       Form, Schedule or Registration Statement No.:

    3)       Filing Party:

    4)       Date Filed:

                       PARK MERIDIAN FINANCIAL CORPORATION
                             6826 MORRISON BOULEVARD
                         CHARLOTTE, NORTH CAROLINA 28211

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 23, 2001

--------------------------------------------------------------------------------


To the Shareholders:

         Notice is hereby given that the 2001 Annual Meeting of Shareholders (the "Annual Meeting") of Park Meridian Financial Corporation, a North Carolina company (the "Company"), will be held at Myers Park Country Club, 2415 Roswell Avenue, Charlotte, North Carolina at 9:30 a.m. on May 23, 2001 for the following purposes:

         (1)      To elect five members to the Board of Directors;
         (2) To ratify the Board of Directors' selection of KPMG LLP as the Company's independent certified accountants for the year ending December 31, 2001; and
         (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO REVOKE YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO. IN ANY EVENT, A PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. ENCLOSED IS THE COMPANY'S 2000 ANNUAL REPORT. WE LOOK FORWARD TO SEEING AS MANY OF YOU AS POSSIBLE AT THE MEETING.

         By Order of the Board of Directors





         Henry A. Harkey                  Kevin T. Kennelly
         Chairman of the Board            President and Chief Executive Officer



Charlotte, North Carolina
April 15, 2001

                       PARK MERIDIAN FINANCIAL CORPORATION
                             6826 MORRISON BOULEVARD
                         CHARLOTTE, NORTH CAROLINA 28211


--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 23, 2001

--------------------------------------------------------------------------------


         This Proxy Statement is being sent to shareholders of Park Meridian Financial Corporation, a North Carolina company (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at Myers Park Country Club, 2415 Roswell Avenue, Charlotte, North Carolina at 9:30 a.m., Charlotte, North Carolina time, on May 23, 2001, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Company will bear the entire cost of preparing this Proxy Statement and of soliciting proxies. Proxies may be solicited by directors, officers and regular employees of the Company in person or by mail, telephone, telecopy or telegraph. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of this solicitation of proxies will be paid by the Company. This Proxy Statement and the enclosed form of proxy were first mailed to shareholders on or about April 15, 2001.

         On August 4, 2000, the Company completed a share exchange with Park Meridian Bank (the "Bank"). As a result of the share exchange, the Bank became a wholly owned subsidiary of the Company. The directors and executive officers of the Company are identical to the directors and executive officers of the Bank immediately prior to the share exchange. Because no shareholder elected to pursue statutory rights of dissent and appraisal, the shareholders of the Company immediately following the share exchange owned the same number of shares of the Company's Common Stock as the number of shares of the Bank's common stock held by them immediately prior to the share exchange. For simplicity, except where otherwise expressly noted, this Proxy Statement has been prepared to include service with the Bank in reflecting periods of service with the Company, to include compensation paid by the Bank as paid by the Company, and to include other actions regarding the Bank occurring prior to the share exchange as if they applied to the Company.

                               REVOCATION OF PROXY

         Any shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by (a) a written notice which by its terms revokes the proxy, (b) executing and delivering to the Company a later-dated proxy or (c) attending the meeting and either giving notice to the Secretary of the Company of such revocation or by announcing such revocation in open meeting.

                           DESCRIPTION OF COMMON STOCK

         The voting securities of the Company are shares of its common stock, $.01 par value (the "Common Stock"). Each share of Common Stock entitles the holder thereof to one vote. At March 31, 2001, there were outstanding and entitled to vote 2,766,579 shares of Common Stock held of record by approximately 800 shareholders. Only shareholders of record at the close of business on March 31, 2001 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                                QUORUM AND VOTING

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the shareholders present and entitled to vote have the power to adjourn the meeting from time to time by the vote of a majority of the votes cast on the motion to adjourn, without notice other than an announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. On all matters submitted to a vote of the shareholders at the Annual Meeting or any adjournment thereof, each shareholder will be entitled to one vote for each share of the Common Stock owned of record by such shareholder at the close of business on March 31, 2001. In the election of directors, those candidates who receive the greatest number of votes cast at the meeting by the shareholders entitled to vote will be deemed elected, even if a candidate does not receive a majority of the votes cast. All other actions, including the ratification of the selection of KPMG LLP as the Company's independent certified accountants must be approved by a majority of the votes actually cast. With respect to votes taken on the matters proposed to be acted on at the Annual Meeting, abstentions and broker non-votes will have no effect on the outcome of the vote.

           BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS, NOMINEES
               FOR DIRECTOR, MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth the number and percentage of outstanding shares beneficially owned as of February 28, 2001 by (i) each director of the Company, (ii) each executive officer of the Company, and (iii) individuals owning more than five percent of the Company's shares of Common Stock.

                                         Amount and Nature          Percent of
Name                                of Beneficial Ownership (1)    Common Stock
----                                ---------------------------    ------------
Larry W. Carroll                              125,975 (2)              4.53
Robert F. Gilley                               49,513 (3)              1.78
Averill C. Harkey                              77,964 (4)              2.81
Henry A. Harkey                                96,093 (5)              3.45
Kevin T. Kennelly                              90,231 (6)              3.19
Steven W. Luquire                              35,461 (7)              1.28
James L. Montag                                51,283 (8)              1.85
James L. Moore, Jr.                            46,042 (9)              1.66
Jeffry V. Mullins                              13,720                   .49
William O. Musgrave                            27,878                  1.00
Robert M. Pittenger                            45,516 (10)             1.64
J. Ralph Squires                               44,995                  1.62

                                         Amount and Nature          Percent of
Name                                of Beneficial Ownership (1)    Common Stock
----                                ---------------------------    ------------
Victoria S. Sutton                             85,498 (11)             3.08
C. Rex Welton                                  43,536 (12)             1.57
Samuel H. McMahon, Jr.*                       199,326 (13)             7.20
Bryan F. Kennedy**                             32,550 (14)             1.16
All Directors and Executive Officer           866,255 (15)            28.61
as a group (15 persons)

*        Five percent shareholder and not a director.

** This individual is an executive officer of the Company who does not serve as a director.

(1) Unless otherwise indicated, each individual has sole voting and investment power with respect to all shares beneficially owned by such individual. Except as otherwise noted, the amount includes beneficial ownership of 12,500 shares represented by options granted under the Company's Stock Option Plan for Directors.
(2) Includes 23,925 shares held of record by a corporation of which Mr. Carroll is a controlling shareholder; and 7,322 shares held of record by a profit-sharing plan and trust of which Mr. Carroll is a trustee.
(3) Includes 15,785 shares held of record by a profit-sharing plan and trust of which Mr. Gilley is a trustee.
(4) Includes 10,106 shares held of record by Mr. Averill Harkey in a simplified employee pension individual retirement account; 14,322 shares held of record by a corporation in which Mr. Averill Harkey holds a 50% interest; 6,103 shares held of record by a charitable foundation of which Mr. Averill Harkey is a director; 4,102 shares held of record by a trust of which Mr. Averill Harkey is a trustee; and 6,106 shares held of record by Mr. Harkey's spouse for his child, of which shares Mr. Harkey disclaims beneficial ownership.
(5) Includes 10,606 shares held of record by Mr. Henry Harkey in a simplified employee pension individual retirement account; 14,322 shares held of record by a corporation in which Mr. Henry Harkey holds a 50% interest; 6,103 shares held of record by a charitable foundation of which Mr. Henry Harkey is a director; 8,444 shares held of record by a trust of which Mr. Henry Harkey is a trustee; 3,221 shares held of record by Mr. Harkey's spouse, of which shares Mr. Harkey disclaims beneficial ownership; and 13,054 shares held of record by Mr. Harkey's spouse for his children, of which shares Mr. Harkey disclaims beneficial ownership.
(6) Includes 38,135 shares that Mr. Kennelly has the right to acquire from the Company pursuant to his employment agreement and 25,000 options granted under the Company's Employee Stock Option Plan.
(7) Includes 1,562 shares held of record by a corporation of which Mr. Luquire is controlling shareholder.
(8) Includes 5,613 shares held of record by a trust of which Mr. Montag is a beneficiary, the beneficial ownership of which Mr. Montag disclaims; and 5,613 shares held of record by his spouse, the beneficial ownership of which Mr. Montag disclaims, and 11,562 shares held of record by a limited partnership of which Mr. Montag is a general partner.
(9) Includes 21,971 shares held of record by Mr. Moore's spouse, the beneficial ownership of which Mr. Moore disclaims.
(10) Includes 16,643 shares held of record jointly with Mr. Pittenger's spouse and 1,731 held of record by Mr. Pittenger's spouse for his children.
(11) Includes 13,426 shares held of record by a pension and profit-sharing plan of which Ms. Sutton is a trustee.
(12) Includes 195 shares held of record by his spouse, the beneficial ownership of which Mr. Welton disclaims.
(13) Includes 109,932 shares held of record by Mr. McMahon's spouse, the beneficial ownership of which Mr. McMahon disclaims. Mr. McMahon's address is 5210 Carmel Road, Charlotte, North Carolina 28226.
(14) Includes 29,814 shares represented by options granted under the Company's Employee Stock Option Plan.
(15) Includes 255,449 shares such persons have the right to acquire pursuant to options issued by the Company.


                       ACTION TO BE TAKEN UNDER THE PROXY

         The shares represented by the enclosed form of proxy, if properly dated, executed and returned, will be voted at the Annual Meeting or any adjournment thereof in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specified matter will be voted as follows: (a) "FOR" the election of the five persons named in this Proxy Statement as nominees for election to the Board of Directors; (b) "FOR" the ratification of the Board of Directors' selection of KPMG LLP as the Company's independent certified accountants for the fiscal year ending December 31, 2001; and (c) in the discretion of the proxy holders in the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof. The Board of Directors knows of no matters, other than those stated above, to be presented for consideration at the Annual Meeting. If, however, other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment on any such matters. The persons named in the accompanying proxy may also, if it is deemed advisable, vote such proxy to adjourn the Annual Meeting from time to time.

                              ELECTION OF DIRECTORS

         Pursuant to the Company's bylaws, the number of directors constituting the Board of Directors shall not be less than twelve nor more than nineteen as may be fixed or changed from time to time, within the minimum and the maximum, by the shareholders or the Board of Directors. Currently, the number of directors is fixed at fourteen. The Company's bylaws classify the Board into three classes as equal in number as is possible serving staggered three-year terms. Five members in Class III serve until the annual meeting of shareholders to be held in 2001. Five members in Class I serve until the annual meeting of shareholders to be held in 2002. Four members in Class II serve until the annual meeting of shareholders to be held in 2003. All of the nominees for director are present members of the Board of Directors. Upon election at the Annual Meeting, members of Class III will serve until the annual meeting of shareholders to be held in 2004.

         The following table sets forth certain information with respect to the directors who are nominees for election to the Board of Directors of the Bank:

Nominees for election to Class III (term expiring in 2004)

                                    Principal Occupation During         Director
          Name and Age                    Past Five Years                Since
          ------------              ---------------------------         --------

Robert F. Gilley (66)       President and sole shareholder of Gilley      1991
                            Financial Associates, Ltd., a life
                            insurance agency; former President of
                            Colville Group, Ltd., a life insurance
                            agency.

Kevin T. Kennelly (52)      President and Chief Executive Officer of      1991
                            Park Meridian Bank.

James L. Moore, Jr. (58)    Vice-Chairman of the Board of Directors of    1997
                            Coca-Cola Bottling Co. Consolidated, a
                            soft drink bottler.

Jeffry V. Mullins (59)      Private real estate investor and              2000
                            television sports commentator for ESPN
                            Regional. Formerly Vice-Chancellor,
                            Athletic Director and Head Basketball
                            Coach at the University of North Carolina
                            - Charlotte.

J. Ralph Squires (61)       President and sole shareholder of Squires     1991
                            Enterprises, Inc., a commercial real
                            estate developer, and Vice President of
                            Dover Mortgage Company. Former member of the Board of Directors of Badin Lake
                            Association, a real estate development
                            firm; former President, Chairman of the
                            Board and controlling shareholder of Ralph
                            Squires Homes, Inc., a residential real
                            estate development firm.


Directors serving in Class I (term expiring in 2002)


                                    Principal Occupation During         Director
          Name and Age                    Past Five Years                Since
          ------------              ---------------------------         --------

Larry W. Carroll (49)       President of Carroll Financial Associates,    1991
                            Inc. a financial planning firm and a
                            principal and registered representative of
                            Financial Network Investment Corporation, a securities broker. Formerly President of Carroll Financial Advisors, Inc., a financial planning and investment management firm now a part of Carroll
                            Financial Associates, Inc.

Averill C. Harkey (49)      Partner in the law firm of Harkey,            1991
                            Lambeth, Nystrom, Fiorella and Morrison,
                            L.L.P. and President and 50% shareholder of Morehead Properties, Inc., a real estate investment and development firm.

Steven W. Luquire (52)      President of Luquire George Andrews, Inc.,    1991
                            a marketing and public relations firm.

William O. Musgrave (52)    President and Chief Operating Officer of      1991
                            Saturn Retail Enterprises, Inc., a company operating over 60 Saturn retail locations. Formerly Executive Vice
                            President and Chief Operating Officer of
                            Hendrick Automotive Group, a holding
                            company owning interests in over 60 retail automotive dealerships and in other businesses.

Victoria S. Sutton (48)     Private investor. Former President of         1991
                            Paramount Parks, a diversified
                            entertainment company.

Directors serving in Class II (term expiring in 2003)


                                    Principal Occupation During         Director
          Name and Age                    Past Five Years                Since
          ------------              ---------------------------         --------

Henry A. Harkey (51)        Chairman of the Board, Park Meridian Bank,    1991
                            partner in the law firm of Harkey,
                            Lambeth, Nystrom, Fiorella and Morrison,
                            L.L.P. and Vice President and 50%
                            shareholder of Morehead Properties, Inc., a real estate investment and development firm.

James L. Montag (64)        Private investor and Principal of Montag      1991
                            Management Corp., a registered investment advisor; former President of Laurel Bay
                            Corporation, a general partner of AMD
                            Enterprises, LP, a private merchant
                            banking firm.

Robert M. Pittenger (52)    President and controlling shareholder of      1991
                            the Robert Pittenger Company, a real
                            estate investment firm.

C. Rex Welton (60)          Principal in Welton Properties, LLC, a        1991
                            commercial real estate developer.
                            Formerly President of Brok Mfg. Corp., and formerly President of Parnell-Martin
                            Companies, a wholesale plumbing supplies distributor.


         EXCEPT FOR AVERILL C. HARKEY AND HENRY A. HARKEY, WHO ARE BROTHERS, NO DIRECTORS OR EXECUTIVE OFFICERS ARE RELATED TO OTHER DIRECTORS OR EXECUTIVE OFFICERS.


         Should any nominee named herein for the office of director become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election of such other persons as the Board of Directors of the Company may recommend. The Board of Directors has no reason to believe that any nominee named above will be unable or unwilling to serve if elected.

          BOARD OF DIRECTORS MEETINGS, ATTENDANCE, COMMITTEES, AND FEES

MEETINGS

         The Board of Directors of Park Meridian Bank held five meetings in 2000 prior to the completion of the share exchange pursuant to which Park Meridian Bank became a subsidiary of Park Meridian Financial Corporation. The Board of Directors of Park Meridian Financial Corporation held five meetings in 2000 after the date of the share exchange. Each director attended at least 75% of these ten meetings of the Board plus the total number of Board committee meetings on which such director served.

COMMITTEES

         There are four standing committees of the Board of Directors: the Executive/Asset Liability Committee, the Audit Committee, the Loan Committee, and the Marketing Committee.

         Executive/Asset Liability Committee. The Executive/Asset Liability Committee, which met eleven times in 2000, consists of Larry W. Carroll, Henry
A. Harkey, Kevin T. Kennelly, Steven W. Luquire and J. Ralph Squires. The Executive/Asset Liability Committee, between meetings of the Board of Directors and subject to such limitations as may be required by law or imposed by resolution of the Board of Directors, may exercise all authority of the Board of Directors. This committee also performs the function of asset-liability management, including the supervision of the Company's investment portfolio. In its function as an investment committee, the Executive/Asset Liability Committee reviews and approves Company investments to insure that such investments are being made in accordance with Company policy as set by the Board. The Executive Committee also functions as the nominating and compensation committees of the Board.

         Audit Committee. The Audit Committee, which met four times in 2000, consists of James L. Montag, James L. Moore, Victoria S. Sutton, William O. Musgrave and Jeffry V. Mullins. The Audit Committee has the responsibility to ensure that the Board receives objective information regarding policies, procedures, and activities of the Company with respect to auditing, accounting, internal accounting controls, financial reporting and such other activities of the Company as may be directed by the Board. Subject to the approval of the Board, it selects a qualified firm of certified public accountants to conduct such audit work as is necessary for this purpose. The Company's Board of Directors has adopted a written charter for the Audit Committee, which is appended to this Proxy Statement.

         Loan Committee. The Loan Committee, which met twelve times in 2000, consists of Larry W. Carroll, Averill C. Harkey, Kevin T. Kennelly and C. Rex Welton. The Loan Committee reviews and approves loans made by the Bank to ensure that such loans are being made in accordance with Bank policies set by the Board of Directors. In addition, this Committee reviews annually the Bank's significant credit relationships.

         Marketing Committee. The Marketing Committee, which met four times in 2000, consists of Robert F. Gilley, Kevin T. Kennelly, James L. Montag, and Robert M. Pittenger. The Marketing Committee reviews and recommends policies, strategies and tactics for the Company's business development and marketing.

FEES

         Directors other than directors who are also employees receive $200 for each Board of Directors or Committee meeting for which the director is physically present except that members of the Loan Committee receive $300 for each meeting of the Loan Committee for which they are physically present. In addition, the Chairman receives $1,000 per quarter. In 1998, each of the current non-employee directors then in office received options to purchase 12,500 shares of Common Stock at an exercise price of $13.20 per share except Mr. Henry A. Harkey who received options to purchase 18,750 shares. Each of the current non-employee directors first taking office after such award has received options to purchase 12,500 shares of Common Stock at an exercise price equal to the fair market value of a share of common stock at the time such director joined the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission (and prior to the share exchange, the Federal Deposit Insurance Corporation) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on review of the copies of such reports furnished by the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its executive officers and directors and greater than ten-percent beneficial owners were complied with.


               EXECUTIVE OFFICER COMPENSATION AND RELATED MATTERS

         The following table sets forth certain information with respect to the executive officers of the Company [includes employment by Park Meridian Bank (Proposed)].

           Name                          Positions              Employed Since
           ----                          ---------              --------------
Kevin T. Kennelly (52)         President and Chief                   1991
                                Executive Officer

Bryan F. Kennedy, III (43)     Executive Vice President              1991

         Executive officers are appointed by the Board of Directors on an annual basis.

         Kevin T. Kennelly joined the Bank as President and Chief Executive Officer in July of 1990. Mr. Kennelly has twenty-four years' experience in the commercial banking industry. From 1974 to 1985, he was employed by NCNB National Bank of North Carolina in a variety of positions, managing the bank's credit department for two and one-half years and serving as a vice president in its corporate banking department for his last two and one-half years with that bank. From 1985 through early 1987, he served as Deputy Secretary of Commerce for the State of North Carolina. From early 1987 to mid-1989, he served as President of MetroBank (known as RHNB of North Carolina after December 1, 1988). At MetroBank, Mr. Kennelly was responsible for all bank functions, including loan policy, marketing, operations, personnel, and asset liability management. He holds a B.A. degree in Economics from the University of Virginia and an M.B.A. from the University of North Carolina at Chapel Hill.

         Bryan F. Kennedy, III joined the Bank as Senior Vice President and Senior Loan Officer in June of 1991. Mr. Kennedy has twenty years experience in the commercial banking industry including two years at the Bank of the South in Atlanta, two and one-half years with NCNB National Bank of North Carolina, where he served as a Commercial Loan Officer on the Charlotte Loan Platform, and five and one-half years at First Charlotte Bank, where he served as a Vice President in the commercial loan area. He holds a B.S. in Commerce from the University of Virginia and an M.B.A. from the University of North Carolina at Chapel Hill.

         The following table sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended December 31, 2000, 1999 and 1998 with respect to the Company's Chief Executive Officer and each other compensated executive officer of the Company.

                           SUMMARY COMPENSATION TABLE

                                                Annual Compensation                                   Long-Term
                                                -------------------                               Compensation Award
                                                                                                ---------------------
                                                                             Other Annual       Securities Underlying
Name & Principal Position          Year         Salary($)  Bonus($)       Compensation($)(1)           Options(#)
-------------------------          ----         ---------  --------       ------------------    ---------------------
Kevin T. Kennelly                  2000         150,000      40,000           13,898                     -
  President & Chief                1999         138,915      30,000            9,590                     -
  Executive Officer                1998         132,300      35,000            7,313                   31,250

Bryan F. Kennedy, III              2000         117,368      35,000            7,976                     -
  Executive Vice President         1999         103,551      28,000            6,673                    3,000
                                   1998          98,620      25,000            5,140                   15,000


(1) Certain amounts may have been expended by the Bank that may have had value as a personal benefit to the named officer. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus of such named officer for the fiscal year reported.


The following table sets forth information with respect to the stock options held by each of the executive officers named in the Summary Compensation Table at December 31, 2000.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                              Number of Securities            Value of Exercisable
                                                            Underlying Unexercisable          In-the-Money Options
                                                              Options at FY-End (#)             at FY-End ($)(1)
                                                           ---------------------------    ----------------------------
                              Shares
                           Acquired On           Value
Name                         Exercise           Realized   Exercisable   Unexercisable    Exerciseable   Unexercisable
----                       -----------          --------   -----------   -------------    ------------   -------------
Kevin T. Kennelly              6,000             40,650      65,135           6,250         351,729            -

Bryan F. Kennedy, III            -                 -         26,714          14,900         118,070            -

(1) The fair market value per share used for computations in this column was $9.50 which was the price of the Common Stock on December 31, 2000 based on the last sale of Common Stock completed prior to January 1, 2001.


         EMPLOYMENT AGREEMENTS

         The Company and Kevin T. Kennelly entered into an Amended and Restated Employment Agreement dated January 1, 1998, to secure his services as president. Under the employment agreement, which has a minimum term of five years, Mr. Kennelly is currently paid a base salary of $160,000 per year, to be reviewed annually by the Board of Directors for all years beginning with 2001 and which will be adjusted as Mr. Kennelly's performance, the performance of the Company and other pertinent factors warrant. Mr. Kennelly will also receive bonus compensation of up to 50% of his base salary to be determined by the Board of Directors. Mr. Kennelly receives the benefit of a term life insurance policy in the amount of $500,000 and a whole life policy in the amount of $100,000. The premiums of both policies are paid by the Company. Other employee benefits typically awarded to executive officers of financial institutions are also provided. In addition, the agreement provides that upon a change in control of the Company, the term of Mr. Kennelly's employment is automatically extended for a period of five years. If following a change in control of the Company, Mr. Kennelly's responsibilities are reduced, he is required to be relocated outside of Mecklenburg County, or similar action is taken, Mr. Kennelly may terminate his employment and collect the remainder of the compensation that would be due for the remaining scheduled term of the agreement. The agreement also contains provisions prohibiting Mr. Kennelly from competing with the Company for a period of two years if he resigns (other than in the circumstances described in the foregoing sentence). The Company is permitted under the agreement to terminate Mr. Kennelly's employment for cause or for any other reason, provided that, if it terminates Mr. Kennelly's employment without cause, it must continue to pay his salary and to provide certain other benefits for the remainder of the scheduled term. Mr. Kennelly may resign his employment at any time.

         The Company maintains a defined benefit plan for Mr. Kennelly that will pay him or his beneficiary a monthly retirement benefit of $8,315 for ten years after his retirement age of 62 or older or will pay his beneficiary that monthly amount for ten years if he dies at any age before retiring. In addition, Mr. Kennelly may elect to take early retirement prior to age 62 and receive a reduced monthly benefit based on the number of years he works with the Company after the date the plan was adopted, which was December 31,1999. Mr. Kennelly's early retirement benefit at December 31, 2003 would be approximately 50% of his full benefit upon retirement at age 62, and then increases at a rate of approximately six to eight additional percentage points per year until he reaches age 62. The plan provides that the level of Mr. Kennelly's retirement benefits accelerates upon a change in control of the Company.

         The Company also maintains a defined contribution plan for Mr. Kennelly which permits Mr. Kennelly to defer a portion of his annual compensation until retirement. Amounts Mr. Kennelly elects to defer are credited to an account which accrues a return as if the amounts were invested in one of four specified publicly available mutual funds that is designated annually by Mr. Kennelly. Amounts deferred under the plan and accrued returns are paid to Mr. Kennelly over a twelve-year period following the termination of his employment, except if his employment is terminated due to his death in which case these amounts are paid to his beneficiary over a five-year period.

         Mr. Kennedy entered into an employment agreement dated March 24, 1994 to secure his services. The agreement has an initial two-year term which automatically extends so that the remaining term is not less than one year. Under the agreement, Mr. Kennedy is paid a base salary of $140,000 per year. Mr. Kennedy is eligible for an annual bonus. The Company will be permitted under the agreement to terminate employment for cause or for any other reason, provided that if it terminates employment without cause, it must continue to pay salary for the remainder of the term of the contract. Mr. Kennedy may resign his employment at any time.

                              CERTAIN TRANSACTIONS

         Certain of the officers and directors of the Company and their associates have deposit accounts with the Bank and have incurred loans from the Bank. All such transactions between the Bank and officers, directors and their associates were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with independent third parties and did not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2000, loans to officers, directors and principal shareholders of the Company and to affiliates of such persons totaled approximately $7,699,679. The maximum amount in loans and commitments to extend credit since January 1, 2000 to officers, directors and principal shareholders was $7,701,120.

         The Bank expects to continue to enter into transactions in the ordinary course of business on similar terms with officers, directors and principal shareholders (and their affiliates) of the Company.

         The Company and Financial Network Investment Corporation (FNIC) have entered into an agreement pursuant to which FNIC makes investments in mutual funds and other securities available to customers on the Company's premises. This agreement will continue in force between the parties unless terminated by 30 days' written notice given at any time by either party. Pursuant to this agreement, FNIC pays to the Company an amount of rent determined on a quarterly basis in return for FNIC's use of approximately 150 square feet of office space plus other Company amenities at the Company's main office. During fiscal year 2000, the Company received $175,000 from FNIC pursuant to this agreement. It is anticipated that the Company will receive rental payments of approximately $276,000 during 2001. Mr. Larry Carroll, a Company director is a regional director of FNIC, and it is the Company's understanding that Mr. Carroll is paid a commission by FNIC based on the volume of business generated by FNIC's offices in portions of the eastern United States, including the FNIC office located on the Company's premises. Prior to entering into the agreement with FNIC, the Company sought proposals from several firms offering services similar to FNIC, and FNIC's proposal was deemed by the Company's Board of Directors to be the most economically advantageous to the Company.

         During 2000 the Company paid $60,000 to Morehead Properties as compensation for services relating to the purchase of real estate for the development of a future branch office in the Lake Norman community. Morehead Properties is owned jointly by Henry and Averill Harkey who serve as directors of the Company.


                    RATIFICATION OF SELECTION OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors and the Audit Committee have selected KPMG LLP ("KPMG") as the Company's independent certified public accountants for the year ending December 31, 2001, subject to ratification by the shareholders. KPMG has served as the Company's independent certified public accountants since 2000. KPMG was retained to provide tax accounting services and to provide general accounting advice. In making this selection, the Board of Directors and the Audit Committee considered whether the engagement by the Company of KPMG for services other than audit services was compatible with KPMG's independence. Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

         For the past two years, the Bank's financial statements (and hence the Company's financial statements for these periods) have been audited by PricewaterhouseCoopers LLP. In September 2000, the Company's Board of Directors, upon recommendation by the Audit Committee, dismissed PricewaterhouseCoopers LLP as the Company's independent accountants and engaged KPMG. The report of PricewaterhouseCoopers LLP on the financial statements of the Bank in prior years did not contain an adverse opinion or disclaim any opinion and did not include any qualification or modification regarding the scope of its audit or application of accounting principles.

AUDIT FEES

         The aggregate fees paid to KPMG in connection with its audit of the Company's financial statements in the Company's 2000 Annual Report to Shareholders and for review of the financial statements included in the Company's and the Bank's quarterly reports on Form 10-QSB filed in 2000 were $54,500.

ALL OTHER FEES

         The aggregate fees paid to KPMG during the year ended December 31, 2000 for all other services were $25,000.

                             AUDIT COMMITTEE REPORT

         The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

         In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements as of and for the year ended December 31, 2000. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on SEC Form 10-KSB for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.


                                                James L. Montag, Chairman

                                                James L. Moore

                                                William O. Musgrave

                                                Victoria S. Sutton

                                                Jeffry V. Mullins


                             SHAREHOLDERS' PROPOSALS

         Any shareholder of the Bank desiring to present a proposal for inclusion in the Bank's proxy statement for the Annual Meeting of Shareholders to be held in 2002 must deliver the proposal to the executive offices of the Bank no later than December 16, 2001. Only those proposals that are proper for shareholder action and otherwise proper may be included in the Company's proxy statement. Individuals appointed as proxies in connection with the Annual Meeting of Shareholders to be held in 2002 will have discretion to vote on any proposal presented at the meeting by a shareholder unless the shareholder gives the Bank written notice of the proposal no later than March 1, 2002.


         By Order of the Board of Directors




         Henry A. Harkey                  Kevin T. Kennelly
         Chairman of the Board            President and Chief Executive Officer

Charlotte, North Carolina
April 15, 2001

                       PARK MERIDIAN FINANCIAL CORPORATION
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.  AUDIT COMMITTEE PURPOSE

         The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

         o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

         o Monitor the independence and performance of the Company's independent auditors and internal auditing department.

         o Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

         o Encourage adherence to, and continuous improvement of, the Company's policies, procedures, and practices at all levels.

         o Review areas of potential significant financial risk to the Company.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.


              ARTICLE III. AUDIT COMMITTEE COMPOSITION AND MEETINGS


         Audit Committee members shall meet the requirements of the NASD Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors(1), free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand

-----------------------
(1) The NASD has established the following criteria for assessing independence:

         o        Former employees. Must be a minimum of three years.
         o Family members of former employees. Must be a minimum of three years.
         o Director compensation. Compensation from the Company (excluding direct board compensation) limited to $60,000 per year.
         o Business relationships - If the director's employer receives revenue in excess of $200,000 per year, or 5 percent of its total revenue, the director is not considered independent.
         o An audit committee member's compensation cannot be impacted by an employee of the Company.

NASD/AMEX allow all independence rules to be waived for one member as long as he/she is not a current employee or family member. This would generally need to be approved by the board and disclosed in the Company's next proxy statement.

         fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

         Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

                III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES


         Review Procedures

         o Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

         o Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

         o In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses including the status of previous recommendations.

         o Review with financial management and the independent auditors the company's quarterly financial results prior to the filing of the company's quarterly financial statements. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

         Independent Auditors

         o The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         o Approve the fees and other significant compensation to be paid to the independent auditors.

         o On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

         o Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

         o Prior to publishing the year-end financial statements, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.(2)

         o Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         o Discuss with management and the independent auditors the quality of the accounting principles and underlying estimates used in the preparation of the Company's financial statements.

ITEM 1. INTERNAL AUDIT DEPARTMENT AND LEGAL COMPLIANCE


         o Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed

         o Review the appointment, performance, and replacement of the senior internal audit executive.

         o Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

         o On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

-----------------------
(2) Statement of Auditing Standards (SAS) No. 61 requires that auditors discuss certain matters with audit committees of all SEC engagements. The communication may be in writing or oral and may take place before or after the financial statements are issued. Items to be communicated include:

o        The auditor's responsibility under Generally Accepted Auditing
         Standards (GAAS);
o        Significant accounting policies;
o        Management judgments and accounting estimates;
o        Significant audit adjustments;
o        Other information in documents containing audited financial statements;
o Disagreements with management - including accounting principles, scope of audit, disclosures;
o        Consultation with other accountants by management;
o        Major issues discussed with management prior to retention; and
o        Difficulties encountered in performing the audit.

         o Review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of the internal controls that should that should be strengthened to reduce the risk of a similar event in the future.

         Other Audit Committee Responsibilities

         o Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

         o Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

         o Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

         o Report at least semi-annually, or as deemed necessary, to the full board. In addition, summarized minutes from Committee meeting shall be distributed to each board member at least one week prior to subsequent Board of Directors meeting.

                                                                           Front
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                       PARK MERIDIAN FINANCIAL CORPORATION
Revocable Proxy           ANNUAL MEETING OF SHAREHOLDERS
                           to be held on May 23, 2001

          This proxy is Solicited on behalf of the Board of Directors.

The undersigned hereby appoints Bryan F. Kennedy, III and Joseph M. Dodson as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Park Meridian Financial Corporation (the "Company") held on record by the undersigned on March 31, 2001, at the annual meeting of shareholders to be held on May 23, 2001 or any adjournment thereof.

1.   ELECTION OF DIRECTORS for terms expiring in 2004

     [ ] FOR all nominees listed below              [ ] WITHHOLD AUTHORITY
         (except as marked to the contrary below)       to vote for all nominees
                                                        listed below

         (INSTRUCTION: To withhold authority to vote for any nominee(s) strike a line through the name(s) in the list below.)

             Robert F. Gilley Kevin T. Kennelly James L. Moore, Jr.
                      Jeffry V. Mullins J. Ralph Squires,

2. PROPOSAL TO RATIFY THE BOARD OF DIRECTORS' SELECTION OF KPMG LLP as the Company's independent public accountants

              [ ] FOR          [ ] AGAINST           [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                  Please sign and date on the reverse side and
                return in the enclosed postage-prepaid envelope.
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



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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS AND THIS
PROXY WILL BE VOTED FOR THE PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AND FOR THE ELECTION OF DIRECTORS UNLESS THE SHAREHOLDER DIRECTS OTHERWISE, IN WHICH CASE IT WILL BE VOTED AS DIRECTED.

The undersigned acknowledges receipt of the Notice of Meeting and Proxy Statement dated April 15, 2001, and revokes all proxies heretofore given by the undersigned.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          DATED:                         , 2001
                                                -------------------------


                                          --------------------------------------
                                          Signature


                                          --------------------------------------
                                          Signature if held jointly

                                          PLEASE MARK, SIGN, DATE AND RETURN THE
                                          PROXY CARD PROMPTLY USING THE ENCLOSED
                                          POSTAGE-PREPAID ENVELOPE

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